Exhibit 99.1

CVR Refining Reports 2018 First Quarter Results
And Announces Cash Distribution of 51 Cents

SUGAR LAND, Texas (April 26, 2018) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced net income of $147 million on net sales of $1,458 million for the first quarter of 2018, compared to net income of $67 million on net sales of $1,424 million for the first quarter of 2017. Adjusted EBITDA, a non-GAAP financial measure, for the 2018 first quarter was $126 million compared to adjusted EBITDA of $115 million for the 2017 first quarter.

“CVR Refining reported solid financial results for the 2018 first quarter,” said Dave Lamp, chief executive officer. “The quarter’s fiscal performance was driven by stronger crack spreads, hedging gains, a reduction to our estimated Renewable Volume Obligation and lower Renewable Identification Number prices.

“Combined crude oil throughput was approximately 178,000 barrels per day (bpd) for the quarter and was negatively impacted by the extended fluid catalytic cracking unit outage at our Coffeyville refinery,” Lamp said. “The strong financial results for the quarter, revisions to our capital spending plan and delay of our Wynnewood turnaround until 2019 allowed CVR Refining to reward unitholders with a strong quarterly distribution.”

Consolidated Operations

First quarter 2018 combined crude oil throughput was approximately 178,000 bpd. Combined crude oil throughput was approximately 214,000 bpd for the same period in 2017.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $13.77 in the 2018 first quarter, compared to $11.54 during the same period in 2017. Direct operating expenses (exclusive of depreciation and amortization), excluding major scheduled turnaround expenses, per combined total throughput, for the 2018 first quarter were $5.49, compared to $4.34 in the first quarter of 2017.

Distributions

CVR Refining also announced today a first quarter 2018 distribution of 51 cents per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on May 14, 2018, to unitholders of record on May 7, 2018.

CVR Refining is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, RINs’ costs and cash reserves deemed necessary or appropriate by the board of directors of its general partner.

First Quarter 2018 Earnings Conference Call

CVR Refining previously announced that it will host its first quarter 2018 Earnings Conference Call for analysts and investors on Thursday, April 26, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of the partnership’s developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://edge.media-server.com/m6/p/kjb58tar. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the webcast will be archived and available for 14 days at https://edge.media-server.com/m6/p/kjb58tar. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13678611.

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This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a capacity of 132,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a capacity of 74,500 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate and invest in supporting logistics assets, including approximately 570 miles of owned, leased and joint venture pipelines, approximately 130 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Brandee Stephens
CVR Refining, LP
(281) 207-3516
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the balance sheet data as of December 31, 2017).

	Three Months Ended March 31,
	2018	2017
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,458.2	$1,423.5
Operating costs and expenses:
Cost of materials and other	1,217.7	1,201.3
Direct operating expenses(1)(2)	93.0	102.1
Depreciation and amortization	32.7	33.3
Cost of sales	1,343.4	1,336.7
Selling, general and administrative expenses(1)	16.6	20.0
Depreciation and amortization	1.0	0.8
Operating income	97.2	66.0
Interest expense and other financing costs	(11.4)	(11.2)
Interest income	0.1	—
Gain on derivatives, net	59.3	12.2
Other income, net	1.5	—
Income before income tax expense	146.7	67.0
Income tax expense	—	—
Net income	$146.7	$67.0

Net income per common unit - basic and diluted	$0.99	$0.45

Adjusted EBITDA*	$125.7	$114.5
Available cash for distribution*	$75.7	$—

Weighted average, number of common units outstanding:
Basic and diluted	147.6	147.6
______________________________
* See “Use of Non-GAAP Financial Measures” below.

(1)
Direct operating expenses and selling, general and administrative expenses for the three months ended March 31, 2018 and 2017 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses and selling, general and administrative expenses.

(2)	Direct operating expenses includes $0.0 million and $12.9 million of major scheduled turnaround expenses during the three months ended March 31, 2018 and 2017, respectively.

	As of March 31, 2018	As of December 31, 2017
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$106.9	$173.8
Working capital	317.1	217.5
Total assets	2,295.3	2,269.9
Total debt, including current portion	540.4	540.6
Total partners’ capital	1,327.1	1,246.8

	Three Months Ended March 31,
	2018	2017
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$15.9	$116.1
Investing activities	(15.9)	(21.0)
Financing activities	(66.9)	(0.4)
Net increase (decrease) in cash and cash equivalents	$(66.9)	$94.7

Capital expenditures for property, plant and equipment:
Maintenance capital expenditures	$12.3	$17.5
Growth capital expenditures	3.7	2.1
Total capital expenditures	$16.0	$19.6

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended March 31,
	2018	2017
Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit	$7.18	$4.50
Refining margin*	15.04	11.52
FIFO impact, (favorable) unfavorable	(1.27)	0.02
Refining margin adjusted for FIFO impact*	13.77	11.54
Direct operating expenses and major scheduled turnaround expenses	5.82	5.29
Direct operating expenses excluding major scheduled turnaround expenses	5.82	4.63
Per total throughput barrel:
Direct operating expenses and major scheduled turnaround expenses	5.49	4.96
Direct operating expenses excluding major scheduled turnaround expenses	5.49	4.34
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended March 31,
	2018		2017
		%		%
Refining Throughput and Production Data (bpd):
Throughput:
Condensate	17,714	9.4	7,503	3.3
Sweet	159,495	84.7	190,350	83.3
Sour	—	—	—	—
Heavy sour	490	0.3	16,516	7.2
Total crude oil throughput	177,699	94.4	214,369	93.8
All other feedstocks and blendstocks	10,669	5.6	14,243	6.2
Total throughput	188,368	100.0	228,612	100.0
Production:
Gasoline	92,048	48.9	118,955	51.9
Distillate	78,866	41.9	89,907	39.2
Other (excluding internally produced fuel)	17,396	9.2	20,298	8.9
Total refining production (excluding internally produced fuel)	188,310	100.0	229,160	100.0

	Three Months Ended March 31,
	2018	2017
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$62.89	$51.78
Crude Oil Differentials:
WTI less WTS (light/medium sour)	1.43	1.42
WTI less WCS (heavy sour)	25.74	13.77
WTI less Condensate	0.38	0.10
Midland Cushing Differential	0.38	(0.02)
NYMEX Crack Spreads:
Gasoline	15.35	14.68
Heating Oil	20.46	15.54
NYMEX 2-1-1 Crack Spread	17.91	15.11
PADD II Group 3 Basis:
Gasoline	(1.87)	(1.96)
Ultra Low Sulfur Diesel	(0.61)	(1.58)
PADD II Group 3 Product Crack Spread:
Gasoline	13.48	12.71
Ultra Low Sulfur Diesel	19.85	13.96
PADD II Group 3 2-1-1	16.67	13.34

	Three Months Ended March 31,
	2018		2017
		%		%
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	17,714	17.0	7,503	5.3
Sweet	80,527	77.4	106,740	75.3
Sour	—	—	—	—
Heavy sour	490	0.5	16,516	11.7
Total crude oil throughput	98,731	94.9	130,759	92.3
All other feedstocks and blendstocks	5,365	5.1	10,915	7.7
Total throughput	104,096	100.0	141,674	100.0
Production:
Gasoline	48,453	45.9	74,538	51.6
Distillate	44,245	41.9	59,444	41.2
Other (excluding internally produced fuel)	12,831	12.2	10,335	7.2
Total refining production (excluding internally produced fuel)	105,529	100.0	144,317	100.0

	Three Months Ended March 31,
	2018		2017
		%		%
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	—	—	—	—
Sweet	78,968	93.7	83,610	96.2
Sour	—	—	—	—
Heavy sour	—	—	—	—
Total crude oil throughput	78,968	93.7	83,610	96.2
All other feedstocks and blendstocks	5,304	6.3	3,328	3.8
Total throughput	84,272	100.0	86,938	100.0
Production:
Gasoline	43,595	52.7	44,417	52.4
Distillate	34,621	41.8	30,463	35.9
Other (excluding internally produced fuel)	4,565	5.5	9,963	11.7
Total refining production (excluding internally produced fuel)	82,781	100.0	84,843	100.0

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with accounting principles generally accepted in the United States of America ("GAAP") for the applicable periods, CVR Refining, LP (the "Partnership") also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of materials and other. Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of materials and other) can be taken directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin and refining margin per crude oil throughput barrel are important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of materials and other adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease. In order to derive the refining margin per crude oil throughput barrel adjusted for FIFO impact, we utilize the total dollar figures for refining margin adjusted for FIFO impact as derived above and divide by the applicable number of crude oil throughout barrels for the period. We believe that refining margin adjusted for FIFO impact and refining margin per crude oil throughput barrel adjusted for FIFO impact are important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

The calculation of refining margin, refining margin adjusted for FIFO impact, refining margin per crude oil throughput barrel and refining margin adjusted for FIFO impact per crude oil throughput barrel (each a non-GAAP financial measure), including a reconciliation to the most directly comparable GAAP financial measure for the three months ended March 31, 2018 and 2017 is as follows:

Consolidated Operating Data
	Three Months Ended March 31,
	2018	2017
	(in millions)
Net sales	$1,458.2	$1,423.5
Cost of materials and other	1,217.7	1,201.3
Direct operating expenses (exclusive of depreciation and amortization and major scheduled turnaround expenses as reflected below)	93.0	89.2
Major scheduled turnaround expenses	—	12.9
Depreciation and amortization	32.7	33.3
Gross profit	114.8	86.8
Add:
Direct operating expenses (exclusive of depreciation and amortization and major scheduled turnaround expenses as reflected below)	93.0	89.2
Major scheduled turnaround expenses	—	12.9
Depreciation and amortization	32.7	33.3
Refining margin	240.5	222.2
FIFO impact, (favorable) unfavorable	(20.4)	0.3
Refining margin adjusted for FIFO impact	$220.1	$222.5

	Three Months Ended March 31,
	2018	2017
Total crude oil throughput barrels per day	177,699	214,369
Days in the period	90	90
Total crude oil throughput barrels	15,992,910	19,293,210

	Three Months Ended March 31,
	2018	2017
	(in millions, except for $ per barrel data)
Refining margin	$240.5	$222.2
Divided by: crude oil throughput barrels	16.0	19.3
Refining margin per crude oil throughput barrel	$15.04	$11.52

	Three Months Ended March 31,
	2018	2017
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$220.1	$222.5
Divided by: crude oil throughput barrels	16.0	19.3
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$13.77	$11.54

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact, (favorable) unfavorable; (ii) major scheduled turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA); (iii) gain on derivatives, net and (iv) current period settlements on derivative contracts. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months ended March 31, 2018 and 2017 is as follows:

	Three Months Ended March 31,
	2018	2017
	(in millions)
Net income	$146.7	$67.0
Add:
Interest expense and other financing costs, net of interest income	11.3	11.2
Income tax expense	—	—
Depreciation and amortization	33.7	34.1
EBITDA	191.7	112.3
Add:
FIFO impact, (favorable) unfavorable	(20.4)	0.3
Major scheduled turnaround expenses	—	12.9
Gain on derivatives, net	(59.3)	(12.2)
Current period settlements on derivative contracts(1)	13.7	1.2
Adjusted EBITDA	$125.7	$114.5
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(1)
Represents the portion of gain on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution is not a recognized term under GAAP. Available cash for distribution should not be considered in isolation or as an alternative to net income or operating income (loss) as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash for distribution as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

Available cash for distribution is generally equal to Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and (iv) to the extent applicable, reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

Three Months Ended March 31, 2018
(in millions, except per unit data)
Adjusted EBITDA	$125.7
Adjustments:
Less:
Cash needs for debt service	(10.0)
Reserves for environmental and maintenance capital expenditures	(25.0)
Reserves for major scheduled turnaround expenses	(15.0)
Available cash for distribution	$75.7

Distribution declared, per common unit	$0.51
Common units outstanding	147.6

Q2 2018 Outlook. The table below summarizes our outlook for certain refining statistics and financial information for the second quarter of 2018. See “forward looking statements.”

	Q2 2018
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	205,000	215,000
Total refining production (bpd)	215,000	225,000

Direct operating expenses(1) (in millions)	$95.0	$105.0

Total capital spending (in millions)	$20.0	$30.0
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(1) Direct operating expenses are shown exclusive of depreciation and amortization and major scheduled turnaround expenses.